Exhibit 99.2

Spirit AeroSystems Announces Proposed Private Offering of Exchangeable Senior Notes

WICHITA, Kan., November 7, 2023 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] (the “Company”) announced today that Spirit AeroSystems, Inc. (“Spirit”), a wholly owned subsidiary of the Company, intends to offer, subject to market conditions and other factors, $200 million aggregate principal amount of its Exchangeable Senior Notes due 2028 (the “Exchangeable Notes”) in a private offering (the “Offering”). Spirit also intends to grant the initial purchasers of the Exchangeable Notes an option to purchase, within a 13-day period beginning on, and including, the first date on which the Exchangeable Notes are issued, up to an additional $30 million aggregate principal amount of Exchangeable Notes.

The Exchangeable Notes will be senior, unsecured obligations of Spirit and will be fully and unconditionally guaranteed on a senior, unsecured basis by the Company and Spirit AeroSystems North Carolina, Inc., a wholly owned subsidiary of Spirit. The Exchangeable Notes will accrue interest payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2024. The Exchangeable Notes will mature on November 1, 2028, unless earlier exchanged, redeemed or repurchased.

The Exchangeable Notes will be exchangeable for cash, shares of the Company’s Class A common stock (the “common stock”) or a combination of cash and shares of common stock, at Spirit’s election. Prior to the close of business on the business day immediately preceding August 1, 2028, the Exchangeable Notes will be exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after August 1, 2028, until the close of business on the business day immediately preceding the maturity date, the Exchangeable Notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods.

Spirit may not redeem the Exchangeable Notes prior to November 6, 2026. Spirit may redeem for cash all or any portion (subject to certain limitations) of the Exchangeable Notes, at its option, on or after November 6, 2026, if the last reported sale price of the common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which Spirit provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Exchangeable Notes.

Subject to certain conditions and exceptions, holders of the Exchangeable Notes will have the right to require Spirit to repurchase all or a portion of their Exchangeable Notes upon the occurrence of a fundamental change at a repurchase price of 100% of their principal amount plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In connection with certain corporate events or if Spirit calls any Exchangeable Notes for redemption, Spirit will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their Exchangeable Notes in connection with any such corporate event or exchange their Exchangeable Notes called for redemption during the related redemption period.

Spirit expects to use the net proceeds from this offering for general corporate purposes.

Concurrently with the offering of the Exchangeable Notes, the Company is offering, pursuant to a prospectus supplement and an accompanying prospectus in an offering pursuant to an effective registration statement on Form S-3, $200 million of shares of the common stock, plus up to an additional $30 million of shares of the common stock that the underwriters of the concurrent common stock offering have the option to purchase from the Company. The completion of the offering of the Exchangeable Notes is not contingent on the completion of the offering of the common stock, and the completion of the offering of the common stock is not contingent on the completion of the offering of the Exchangeable Notes. The offering of the common stock is being made only by means of a prospectus supplement and the accompanying prospectus. Spirit is offering the Exchangeable Notes pursuant to an exemption from the registration requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Exchangeable Notes will offer the Exchangeable Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Exchangeable Notes and the shares of common stock deliverable upon exchange of the Exchangeable Notes, if any, have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Exchangeable Notes may not be offered or sold within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

Before investing in the offering of Exchangeable Notes, interested parties should read the offering memorandum for the offering and the documents incorporated by reference therein.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Contacts:

Media:	Forrest Gossett
(316) 371-6751
forrest.s.gossett@spiritaero.com

Investor Relations:	Ryan Avey
(316) 523-7040
investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following: our ability to complete our proposed offering of common stock and this offering in the amounts and on the terms contemplated, or at all; the continued fragility of the global aerospace supply chain including our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of inflation or continued global inflationary pressures; our ability and our suppliers’ ability, or willingness, to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates or model mix of aircraft under existing contractual commitments, including the ability or willingness to staff appropriately or expend capital for current production volumes and anticipated production volume increases; the ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers’ facilities; our ability, and our suppliers’ ability, to attract and retain the skilled work force necessary for production and development in an extremely competitive market; the effect of economic conditions, including increases in interest rates and inflation, on the demand for our and our customers’ products and services, on the industries and markets in which we operate in the U.S. and globally, and on the global aerospace supply chain; the general effect of geopolitical conditions, including Russia’s invasion of Ukraine and the resultant sanctions being imposed in response to the conflict, including any trade and transport restrictions; the recent outbreak of war in Israel and the Gaza Strip and the potential for expansion of the conflict in the surrounding region, which may impact certain suppliers’ ability to continue production or make timely deliveries of supplies required to produce and timely deliver our products, and may result in trade and transport restrictions being imposed in response to the conflict; our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union employees; the impact of significant health events, such as pandemics, contagions, or other public health emergencies (including the COVID-19 pandemic) or fear of such events, on the demand for our and our customers’ products and services, the industries, and the markets in which we operate in the U.S. and globally; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on The Boeing Company (“Boeing”) and Airbus Group SE and its affiliates (collectively, “Airbus”) for a significant portion of our revenues; the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company; the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice, and the potential impact of regulatory approvals of existing and derivative models; our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs; our accounting estimates for revenue and costs for our contracts and potential changes to those estimates; our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers; the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions; competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers; our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus and other customers; the possibility that our cash flows may not be adequate for our additional capital needs; any reduction in our credit ratings; our ability to access the capital or credit markets to fund our liquidity needs, and the costs and terms of any additional financing; our ability to avoid or recover from cyber or other security attacks and other operations disruptions; legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes; spending by the U.S. and other governments on defense; pension plan assumptions and future contributions; the effectiveness of our internal control over financial reporting; the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims; adequacy of our insurance coverage; our ability to continue selling certain receivables through supplier financing programs; our ability to effectively integrate recent acquisitions, along with other acquisitions we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions; and the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.